Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report for Clearmind Medicine Inc. dated March 8, 2022 included in the Registration Statement on Amendment No. 2 to Form F-1 and related prospectus of Clearmind Medicine Inc.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

September 20, 2022